Exhibit 99.1

News Release

Devon Investor Contacts	Scott Coody Shea Snyder	405 552 4735 405 552 4782
Devon Media Contact	Chip Minty	405 228 8647
Crosstex Investor & Media Contact	Jill McMillan	214 721 9271

Devon Energy and Crosstex Energy to Create New Midstream Business

OKLAHOMA CITY & DALLAS - October 21, 2013 - Devon Energy Corporation (NYSE:DVN) (“Devon”), Crosstex Energy, Inc. (NASDAQ: XTXI) and Crosstex Energy, L.P. (NASDAQ: XTEX) (collectively “Crosstex”) today announced the signing of definitive agreements to combine substantially all of Devon’s U.S. midstream assets with Crosstex’s assets to form a new midstream business. The new business will consist of two publicly traded entities: the Master Limited Partnership and a General Partner entity (the “Master Limited Partnership” and the “General Partner”, collectively “the New Company”). The New Company is expected to have adjusted EBITDA of approximately $700 million in 2014, before synergies. The transaction is expected to be immediately accretive to both Crosstex and Devon.  A name for the New Company will be announced prior to the closing of the transaction.

The combination of Devon’s and Crosstex’s extensive midstream systems, including gathering and transportation pipelines, and processing, fractionation and logistics assets, provides the New Company with diversification and scale, along with an enhanced liquids-oriented growth profile. These assets are located in many of North America’s premier oil and gas regions, including the Barnett Shale, Permian Basin, Cana and Arkoma Woodford, Eagle Ford, Haynesville, Gulf Coast, Utica and Marcellus. The New Company will have approximately 7,300 miles of gathering and transportation pipelines, 13 processing plants with 3.3 Bcf/day of net processing capacity, 6 fractionators with 165 MBbl/day of net fractionation capacity, as well as barge and rail terminals, product storage facilities, brine disposal wells and an extensive crude oil trucking fleet.

Under the terms of the definitive agreements, in exchange for a controlling interest in both the new General Partner entity and the Master Limited Partnership, Devon will contribute its equity interest in a newly formed Devon subsidiary (“Devon Holdings”) and $100 million in cash.  Devon Holdings will own Devon’s midstream assets in the Barnett Shale in North Texas, the Cana and Arkoma Woodford Shales in Oklahoma and Devon’s interest in Gulf Coast Fractionators in Mt. Belvieu, Texas.  The Master Limited Partnership and the General Partner will each own 50% of Devon Holdings. Current stockholders of Crosstex Energy, Inc. will receive one unit in the General Partner entity for each share of Crosstex Energy, Inc. they own, as well as a one-time cash payment at closing of approximately $2.00 per share or $100 million in aggregate. Devon’s contributed assets are valued at $4.8 billion in the transaction.

Devon, with its strong upstream development portfolio, will be the New Company’s largest customer. Devon’s inventory of organic exploration and development opportunities, combined with Crosstex’s other high-quality third-party customers, provides the Master Limited Partnership a visible path to long-term growth in distributable cash flow. Over time, the potential exists for the General Partner to drop-down its 50% interest in Devon Holdings to the Master Limited Partnership, further enhancing growth for unitholders. Owners of the General Partner entity will benefit from the increased capacity to pay dividends and the acceleration of achievement of the highest-tier incentive distributions through this transaction.

“The combined company’s midstream assets and expertise greatly accelerate the value proposition of Devon’s previously announced standalone master limited partnership in a manner that is highly accretive to our shareholders,” said John Richels, Devon’s President and Chief Executive Officer. “Additionally, this transaction provides Devon a market-based valuation for these assets on a go forward basis.”

“The integration of Devon’s midstream assets with Crosstex provides the New Company with greater operating leverage and strong sponsorship from a leading North American exploration and production company,” said Barry E. Davis, Crosstex’s President and Chief Executive Officer. “Indeed our equity holders, customers and employees will benefit from a larger, stronger company. The enhanced financial position will support both existing and new growth projects, provide capacity for greater distribution payouts, and is expected to result in a higher valuation of our equity.”

Strategic Rationale

•                  Immediate and meaningful value accretion for both Devon and Crosstex equity holders - Both the Master Limited Partnership and the General Partner will benefit from the increased capacity to pay higher cash distributions and dividends to holders.  As a result of the transaction, the cash distributions per unit of the Master Limited Partnership will exceed the highest incentive distribution tier. This maximizes the value of the incentive distribution rights held by the General Partner.

•                  Increased scale and diversification - The transaction combines Devon’s large Texas and Oklahoma midstream platform with Crosstex’s positions in the Barnett Shale, Permian Basin, Eagle Ford, Haynesville, Gulf Coast, Utica and Marcellus. The combination creates a geographically diverse portfolio of midstream assets, a broad range of predominately fee-based services, and an increasing focus on liquids-based growth projects.

•                  Strong sponsorship - Through its majority ownership in the New Company, Devon is aligned with the interests of unitholders and committed to the New Company’s success and ongoing growth. Devon will dedicate nearly 800,000 net acres to the New Company in areas where it expects to develop liquids-driven upstream opportunities. Fixed-fee contracts and minimum volume commitments associated with Devon’s midstream assets will also support the stability and growth of the New Company’s future cash flows.

•                  Enhanced financial strength - The New Company’s investment-grade credit profile will provide access to low-cost capital. This enhanced financial capacity better positions it to secure and execute sizable organic development and acquisition opportunities across the midstream value chain. The Master Limited Partnership’s pro forma leverage will be approximately 2.1x debt-to-EBITDA. Additionally, the New Company expects to achieve operational and financial synergies of up to $45 million annually.  This includes approximately $20 million in cost savings and approximately $25 million in financing savings, which the New Company expects to achieve from reduced interest costs as a result of its improved credit profile.

•                  Improved cash flow stability - Fixed-fee contracts will account for approximately 95% of the New Company’s estimated 2014 adjusted EBITDA. The New Company’s cash flow stream is further stabilized by the diversified industries represented in its customer base.

•                  Enhanced growth outlook - The New Company’s strong financial foundation will enable it to pursue additional opportunities over and above the $1 billion of growth projects Crosstex currently has underway. In addition to future greenfield projects, the New Company will be positioned to capitalize on opportunities supporting Devon’s upstream growth needs. Furthermore, the New Company is expected to have the opportunity to acquire additional Devon assets over time. Specifically, Devon has granted the New Company a right of first offer with respect to Devon’s interest in Access Pipeline, a pipeline system serving Devon’s growing thermal heavy oil production in Canada.

•                  Cultural alignment and experienced leadership - Devon and Crosstex have a long and successful history of working closely together with a clear understanding of each company’s values, internal processes and expectations. The combination brings together highly skilled workforces and a senior management team with a significant track record of creating value in the midstream industry.

Transaction Detail

The combination is structured to be a tax-free contribution. The new General Partner entity will acquire all shares of Crosstex Energy, Inc. in a one-for-one exchange. Upon closing of the transaction, Crosstex Energy, Inc. stockholders will also receive a one-time cash payment of approximately $2.00 per share, or $100 million in aggregate. Simultaneously, 50% of the equity in Devon Holdings plus $100 million in cash will be contributed to the new General Partner entity in exchange for approximately 70% of the outstanding common units in the General Partner entity.  The common units to be received by Devon are valued at $2.4 billion, based on the volume weighted average closing prices of Crosstex Energy, Inc.’s shares for the 20 trading days prior to today’s announcement.

Devon’s remaining 50% equity interest and the general partner interest in Devon Holdings will be contributed to the Master Limited Partnership in exchange for approximately 53% of the outstanding common units in the Master Limited Partnership. The common units to be received by Devon for the contribution of the remaining 50% of equity is valued at $2.4 billion, based on the volume weighted average closing prices of Crosstex Energy, L.P.’s units for the 20 trading days prior to today’s announcement.

Upon closing of the transactions, the pro forma ownership of the new General Partner entity will be approximately:

•                  70% - Devon Energy Corporation

•                  30% - Current Crosstex Energy, Inc. public stockholders

Upon closing of the transactions, the pro forma ownership of the Master Limited Partnership entity will be approximately:

•                  53% - Devon Energy Corporation

•                  40% - Current Crosstex Energy, L.P. public unitholders

•                  7% - the new General Partner entity

The transaction, which is expected to close in the first quarter of 2014, is subject to approval by the stockholders of Crosstex Energy, Inc., as well as customary regulatory approvals and closing conditions. Crosstex intends to hold a special stockholder meeting as soon as practicable. Stockholders representing approximately 22% of Crosstex Energy, Inc.’s outstanding shares, including Blackstone/GSO Capital, Crosstex Energy, Inc.’s largest stockholder, and certain members of management and directors, have entered into voting agreements under which they have agreed to vote their combined interest in favor of the proposed transaction.

Headquarters, Directors and Management

Following the close of the transaction, the New Company will be headquartered in Dallas, Texas, with a continued employee presence in Oklahoma City.

The boards of directors of both Devon and Crosstex have unanimously approved the transaction. Until the transaction has closed, Devon’s midstream business and Crosstex will continue to operate as separate, independent companies.

The newly constituted boards of directors for the General Partner entity and the general partner of the Master Limited Partnership will each be comprised of nine directors, including five members designated by Devon. John Richels, President and CEO of Devon Energy Corporation, will act as Chairman. The executive management team of the New Company will consist of senior officers from both Devon and Crosstex, led by Crosstex’s Barry E. Davis as President and CEO.

Advisors

BofA Merrill Lynch acted as financial advisor and Vinson & Elkins LLP acted as legal advisor to Devon.  Greenhill & Co., LLC acted as financial advisor and Baker Botts L.L.P. and Richards, Layton & Finger, P.A. acted as legal advisor to Crosstex.  Citigroup Global Markets Inc. acted as financial advisor to Crosstex Energy, Inc.  Evercore acted as financial advisor and Potter Anderson Corroon LLP acted as legal advisor to the Special Committee of the Crosstex Energy, Inc. board of directors.

Simmons & Company International acted as financial advisor and Morris, Nichols, Arsht & Tunnell LLP acted as legal advisor to the Conflicts Committee of the Crosstex Energy GP, LLC Board of Directors.

Conference Call and Webcast

Devon and Crosstex will discuss this transaction today on a conference call and webcast at 9 a.m. Central Time (10 a.m. Eastern Time). Institutional investors and analysts are invited to participate in the call by dialing (877) 659-1807, or (702) 696-4908 for international calls using conference ID: 86781301. Other interested parties, including individual investors, members of the media and employees of Devon and Crosstex are encouraged to participate via webcast. The webcast may be accessed from Devon’s home page at www.devonenergy.com or Crosstex’s home page at www.crosstexenergy.com.

About the Companies

Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index.

Crosstex Energy, L.P., is an integrated midstream energy partnership headquartered in Dallas, Texas that offers diversified, tailored customer solutions spanning the energy value chain with services and infrastructure that link energy production with consumption. Crosstex operates approximately 3,500 miles of natural gas, natural gas liquids and oil pipelines, 10 natural gas processing plants and four fractionators, as well as barge and rail terminals, product storage facilities, brine disposal wells and an extensive truck fleet. Additional information about Crosstex Energy, L.P. can be found at www.crosstexenergy.com.

Crosstex Energy, Inc. headquartered in Dallas, Texas, owns the general partner interest, the incentive distribution rights and a portion of the limited partner interests in Crosstex Energy, L.P. as well as the majority interest in E2, a services company focused on the Utica Shale play in the Ohio River Valley. Additional information about Crosstex Energy, Inc. can be found at www.crosstexenergy.com.

Additional Information and Where to Find It

This press release contains information about the proposed merger involving a Devon entity and Crosstex Energy Inc. In connection with the proposed mergers, the new General Partner entity will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 that will include a proxy statement/prospectus. Investors and stockholders are urged to read the proxy statement/prospectus and other relevant documents filed or to be filed with the SEC. These documents (when they become available), and any other documents filed by Crosstex or Devon with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, shareholders will be able to obtain free copies of the proxy statement/prospectus from Crosstex Energy, Inc. by contacting Investor Relations by mail at Attention: Investor Relations, 2501 Cedar Springs, Dallas, Texas 75201.

Non-GAAP Financial Information

This press release contains non-generally accepted accounting principle financial measures that Devon and Crosstex refer to as adjusted EBITDA. Adjusted EBITDA is defined as net income plus interest expense, provision for income taxes, depreciation and amortization expense, impairments, stock-based compensation, (gain) loss on non-cash derivatives, distribution from a limited liability company and non-controlling interest; less gain on sale of property and equity in income (loss) of limited liability company.

Devon and Crosstex believe this non-GAAP measure is useful to investors because it may provide users of this financial information with a meaningful comparison between current results and prior-reported results.

Adjusted EBITDA, as defined above, is not a measure of financial performance or liquidity under GAAP. This measure should not be considered in isolation or as an indicator of Devon’s, Crosstex’s or the New

Company’s performance. Furthermore, it should not be seen as a measure of liquidity or a substitute for a metric prepared in accordance with GAAP.

Participants in the Solicitation

Devon, Crosstex and their respective directors and officers may be deemed to be participants in the solicitation of proxies from the stockholders of Crosstex Energy, Inc. in respect of the proposed transaction.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Crosstex Energy, Inc. in connection with the proposed transaction, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement/prospectus when it is filed with the SEC.  Information regarding Crosstex Energy, Inc.’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.  Information regarding Devon’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the SEC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Although these statements reflect the current views, assumptions and expectations of Devon’s and Crosstex’s management, the matters addressed herein involve certain risks and uncertainties that could cause actual activities, performance, outcomes and results to differ materially than those indicated.  Such forward-looking statements include, but are not limited to, statements about future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts.  Factors that could result in such differences or otherwise materially affect Devon’s, Crosstex’s or the New Company’s financial condition, results of operations and cash flows include, without limitation,(a) failure to consummate the transactions due to unsatisfied closing conditions with respect the transactions or failure to obtain regulatory approval for the transactions, (b) the risk that the New Company will not be integrated successfully or that such integration will take longer than anticipated, (c) the possibility that expected synergies will not be realized, or will not be realized within the expected timeframe, (d) fluctuations in oil, natural gas and NGL prices, (e) the extent and success of drilling efforts, as well as the extent and qualify of hydrocarbon volumes produced within proximity of our assets, (f) failure or delays by customers in achieving expected productions in their projects, (g) competitive conditions in our industry and their impact on our ability to connect hydrocarbon supplies to our assets, (h) actions or inactions to or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers, (i) our ability to consummate future acquisitions, successfully integrate any acquired businesses, realize any cost savings and other synergies from any acquisition, (j) changes in the availability and cost of capital, (k) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control, (l) timely receipt of necessary government approvals and permits, our ability to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact our ability to complete projects within budget and on schedule, (m) the effects of existing and future laws and governmental regulations, including environmental and climate change requirements, (n) the effects of existing and future litigation and (o) risks related to our substantial indebtedness, as well as other factors disclosed in Devon’s and Crosstex’s filings with the Securities and Exchange Commission. You should read Devon’s and Crosstex’s filings with the Securities and Exchange Commission, including their respective Annual Reports on Form 10-K for the year ended December 31, 2012 and their Quarterly Reports for the quarters ended March 31, 2013 and June 30, 2013 and other filings made with the Securities and Exchange Commission. Neither Devon nor Crosstex assumes any obligation to update these forward-looking statements.